Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules 2013 Second-Quarter Earnings Release, Conference Call and Webcast

HOUSTON, July 9, 2013 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it will release financial results for the second quarter ended June 30, 2013, on Thursday, July 25, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/news/events.aspx. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic:	1-877-300-8521
International:	1-412-317-6026
Conference ID:	10031305
A telephonic replay will be available following the call through July 31, 2013 at 11:59 p.m. ET by dialing:
Domestic:	1-877-870-5176
International:	1-858-384-5517
Replay Pin:	105312
Conference ID:	10031305

About Group 1 Automotive, Inc.
Group 1 owns and operates 140 automotive dealerships, 180 franchises, and 35 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com